Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Pre-Effective Amendment No. 1 to Form S-4 of Ameris Bancorp of our report dated February 27, 2017 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Ameris Bancorp as of and for year ended December 31, 2016, and to the reference to us under the heading "Experts" in the prospectus.

/s/ CROWE HORWATH LLP

Atlanta, Georgia

February 14, 2018